EXHIBIT 21

LIST OF SUBSIDIARIES

Name of Company                                                     Jurisdiction of Incorporation

1221 Olux, LLC	Delaware
American Sanitary Company (Overseas) Inc.	Grand Cayman, British West Indies
Amesco Ltd.	Grand Cayman, British West Indies
A & M Products Manufacturing Company	Delaware
Andover Properties, Inc.	Delaware
Armor All Prorducts GmbH	Germany
The Armor All/STP Products Company	Delaware
Brita Canada Corporation	Nova Scotia
Brita Canada Holdings Corporation	Nova Scotia
Brita Manufacturing Company	Delaware
The Brita Products Company	Delaware
Chesapeake Assurance Limited	Hawaii
Clorosul Ltda.	Brazil
Clorox Argentina S.A.	Argentina
Clorox Australia Pty. Ltd.	Australia
Clorox (Barbados) Inc.	Barbados
Clorox do Brasil Ltda.	Brazil
Clorox Car Care Limited	United Kingdom
Clorox (Cayman Islands) Ltd.	Cayman Islands
Clorox de Centro America, S.A.	Costa Rica
Clorox Chile S.A.	Chile
Clorox China (Guangzhou) Ltd.	Guangzhou, P.R.C.
Clorox de Colombia S.A.	Colombia
Clorox Commercial Company	Delaware
The Clorox Company of Canada Ltd.	Canada (Federal)
The Clorox Company of Puerto Rico	Delaware
Clorox (Europe) Financing S.a.r.l.	Luxembourg
The Clorox Far East Company Limited	Hong Kong
Clorox Germany GmbH	Germany
Clorox Holdings Pty. Limited	Australia
Clorox Hong Kong Limited	Hong Kong
Clorox Hungary Liquidity Management Kft	Hungary
The Clorox International Company	Delaware
Clorox International Philippines, Inc.	The Philippines
Clorox Korea Limited	Korea
Clorox (Malaysia) Industries Sdn. Bhd.	Malaysia
Clorox (Malaysia) Sdn. Bhd.	Malaysia
Clorox Mexicana S. de R.L. de C.V.	Mexico
Clorox de Mexico, S.A. de C.V.	Mexico
Clorox Netherlands B.V.	The Netherlands
Clorox New Zealand Limited	New Zealand
Clorox de Panama S.A.	Panama
Clorox del Peru S.A.	Peru
The Clorox Pet Products Company	Texas
The Clorox Products Company	Delaware
Clorox Products Manufacturing Company	Delaware
Clorox Professional Products Company	Delaware
The Clorox Sales Company	Delaware
Clorox Services Company	Delaware
Clorox Servicios Corporativos S. de R.L. de C.V.	Mexico
Clorox Switzerland S.a.r.l.	Switzerland
Clorox Uruguay S.A.	Uruguay
Corporacion Clorox de Venezuela, S.A..	Venezuela
CLX Realty Co.	Delaware
EcuaClorox S.A.	Ecuador
Electroquimicas Unidas S.A.I.C.	Chile
Evolution S.A.	Uruguay
Fabricante de Productos Plasticos, S.A. de C.V.	Mexico
First Brands (Africa) Holdings Pty. Ltd.	South Africa
First Brands (Africa) Pty. Ltd.	South Africa
First Brands Bermuda Limited	Bermuda
First Brands do Brasil Ltda.	Brazil
First Brands Corporation	Delaware
First Brands Mexicana, S.A. de C.V.	Mexico
First Brands Zimbabwe Holdings (Private) Ltd.	Zimbabwe
First Brands Zimbabwe (Private) Ltd.	Zimbabwe
Forest Technology Corporation	Delaware
Fully Will Limited	Hong Kong
Glad Manufacturing Company	Delaware
The Glad Products Company	Delaware
Henkel Iberica S.A.	Spain
The Household Cleaning Products Company of Egypt Ltd.	Egypt
The HV Food Products Company	Delaware
HV Manufacturing Company	Delaware
Invermark S.A.	Argentina
Jingles LLC	Delaware
Jonapurvco ULC	Nova Scotia
Kaflex S.A.	Argentina
Kingsford Manufacturing Company	Delaware
The Kingsford Products Company	Delaware
Lerwood Holdings Limited	British Virgin Islands
The Mexco Company	Delaware
Mohamed Ali Abudawood and Company for Industry	Saudi Arabia
Multifoil Trading (Pty) Ltd.	South Africa
National Cleaning Products Company Limited	Saudi Arabia
Pacico International Limited	Hong Kong
Pacific Brands (Malaysia) Sdn. Bhd.	Malaysia
Paulsboro Packaging Inc.	New Jersey
Percenta Enterprise Sdn. Bhd.	Malaysia
Petroplus Produtos Automotivos S.A.	Brazil
Petroplus Sul Comercio Exterior S.A.	Brazil
Polysak, Inc.	Connecticut
Productos del Hogar, C. por A.	Dominican Republic
PT Clorox Indonesia	Indonesia
Risse Limited	Republic of Ireland
Sealapac Manufacturing (Private) Ltd.	Zimbabawe
Securapac (Private) Ltd.	Zimbabwe
STP do Brasil Ltda.	Brazil
STP First Brands Espana, S.L.	Spain
STP Products Manufacturing Company	Delaware
Traisen S.A.	Uruguay
United Cleaning Products Manufacturing Company Limited	Yemen
Yuhan-Clorox Co., Ltd.	Korea
Zao Company “Clorox”	Russia